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                                                                   Exhibit 23(b)



                         CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement of E'town Corporation on Form S-8 of our report dated February 18, 1998, except for the subsequent event discussed in Note 11, as to which the date is March 6, 1998, on the consolidated financial statements of E'town Corporation and our report dated February 18, 1998 on the consolidated financial statements of Elizabethtown Water Company, all appearing in and incorporated by reference in the Annual Report on Form 10-K of E'town Corporation for the year ended December 31, 1997.


/s/ Deloitte & Touche LLP

Deloitte & Touche LLP
Parsippany, NJ

June 12, 1998